Exhibit 10.12

                           COMMERCIAL LEASE AGREEMENT

THIS AGREEMENT is made in duplicate the 23rd day of November AD 2004.

BETWEEN:

543517 B.C. Ltd
670 Holmbury Place, West Vancouver, B.C. V7S 1P7

(hereinafter called the "Owner" or Lessor . The " Owner " shall include the employees and agents of the Owner )

AND:

Sino Pharmaceuticals Corporation
Unit 152, 11782 River Road, Richmond , B.C. V6X 1Z7

(hereinafter called the " Tenant " or " Lesee" )

THE OWNER AND TENANT(S) AGREE AS FOLLOWS:

1. The Owner, subject to the conditions hereinafter mentioned, hereby leases to the Tenant, who accepts this Lease and the said conditions, those office and warehouse premises described as Unit 152 located at 11782 River Road in the City of Richmond, British Columbia. The premises comprise approximately 2,500 sq.
ft. net area (hereinafter referred to as the " Premises" )

2. TERM: The term of this lease shall be for two years, commencing from 12.00 o'clock noon on the 1st day of December 2004 to 12.00 o'clock noon on the 30th day of November, 2006.

3.LEASE PAYMENT: The monthly lease payment for occupancy and use of the Premises shall be $ 650.00 (Six Hundred and fifty only) per month, exclusive of strata fees, property taxes and utilities, which shall also be the full responsibility of the Tenant. The monthly lease payment shall be due and payable, in advance, by the Tenant to the Owner at the Owner's office, set out above, on or before the first day of the month during the term of this Lease. If the monthly lease payment is made by cheque, the cheque shall be made payable to 543517 B.C. Ltd.

4. LIABILITY FOR LEASE PAYMENT: The Tenant shall pay a thirty dollar service fee if the monthly lease payment is not paid in full, on or before the due date, whether due to late payment or the Tenant's cheque being dishonored.

5. PARKING: The Owner also leases to the Tenant three parking space(s) Nos.160, 161 and 162. All Vehicles Must be driveable. They should not be stored in parking area. Vehicles found on the premises in non-working condition (flat tires, on jacks, supports or without tires) indicate stored condition. Expired license plates indicate stored condition. These vehicles are not permitted in parking areas. No tenant shall perform any repairs on any vehicle parked in parking areas. Washing of vehicles is not permitted. Vehicles not moved after 48 hours are subject to being towed away at owner's risk and expense.

6. FURNITURE: The owner also leases to the Tenant all office furniture, filing cabinets, microwave oven and refrigerator. This does not include any computers.

THIS LEASE IS MADE SUBJECT TO THE FOLLOWING TERMS AND CONDITIONS:

7. SECURITY DEPOSIT: The Tenant agrees to pay the Owner a Security deposit of $1300.00. This security deposit may be utilized by the owner in connection with the operation of the Premises and maybe applied by the Owner in such amount as is necessary to provide for:

     (a) Repairing any damage or loss to the Premises and its contents caused by the Tenant, other occupants of the Premises or any person allowed in the Premises by the Tenant. (Burns and other marks on the carpets, furniture and walls shall not be considered normal wear and tear.)

     (b) Cleaning the Premises (including professional cleaning of carpets), if the Tenant vacates leaving it in other than the same condition it was turned over to them. The Tenant is responsible for the amount of any damages or cleaning costs in excess of the security deposit. It is further agreed and understood that THE SECURITY DEPOSIT CANNOT BE APPLIED BY THE TENANT AGAINST LEASE PAYMENTS OWING TO THE OWNER DURING THE TENANCY but the owner may apply the security deposit against any monthly lease payments owing to the owner when the Tenant vacates.

8. LEGAL EXPENSES: The Tenant agrees to pay all lawyers fees and expenses of the owner incurred in enforcing any of the obligations of the Tenant under this lease.

9. REFUND: Subject to the foregoing, the security deposit, or the balance and statement of account, thereof shall be returned to the Tenant within 10 days after the Tenant has vacated the Premises and the end of the tenancy in accordance with B.C. Landlord Tenant Act. It is agreed that at the end of the tenancy any security deposit refundable to the Tenant shall be paid by the Owner to the Tenant. The Tenant shall leave a forwarding address in writing with the Owner.

10. TENANTS COVENANTS:

     a) that the Tenant will pay the rent when due.

     b) that the Tenant will not in any significant manner interfere with the rights of either the landlord or other tenants, the premises, the common areas or the property of which they form a part.

     c) that the Tenant will not perform illegal acts or carry on an illegal trade business or occupation in the premises, the common areas or the property of which they form a part.

     d) that the Tenant will not endanger persons or property in the premises, the common areas or the property which form a part.

     e) that the Tenant will not do or permit significant damage to the premises:, the common areas or the property of which they form a part for which the Owner will be the sole judge.

     f) that the Tenant will maintain the premises and any property rented with it in a reasonably clean condition.

     g) that the tenant will vacate the premises at the expiration or termination of the tenancy.

11. TERMINATION ARISING OUT OF BREACH OF TENANT `S COVENANT: If the Tenant's breach any of the above covenants, or any other conditions, of this "Lease" the Owner, at his option, may terminate this "Lease" by giving the Tenant written notice that the tenancy shall be terminated in 14 days after such notice is given; or such longer period as the Owner may in his discretion allow.

     a) TERMINATION: Except as otherwise provided herein, the parties may terminate this Lease as follows: (i) by the Owner, by a notice in writing, of intention to terminate, served on the Tenant six consecutive clear months before the termination date in the notice.
         (ii) by the Tenant, by a notice in writing, of intention to terminate, served on the Owner six consecutive clear months before the termination date in the notice.

12. ABANDONMENT: Should the Tenant abandon the premises before the termination of this Lease, such abandonment shall constitute repudiation by the Tenant of this Lease, which repudiation the Owner may either accept or refuse, at the Owner's option, and, in either case, obtain judgment for such Lease arrears and damages as the law permits.

13. OVERHOLDING TENANTS: In the event the Tenant shall remain in the Premises at the expiration or termination of the term, this Lease shall not be deemed to be renewed and the Tenant shall be deemed to be overholding on a day-to-day basis. In addition to any other remedy available to the Owner, the Tenant shall pay damages for use and occupation of the Premises equal to that payableunder Lease Payment, hereunder, when calculated on a daily basis. The Overholding Tenant will also be liable for any damage suffered to the Incoming Tenant or damages suffered by Owner in respect to an Incoming Tenant.

14. WAIVER: The Tenant hereby waives and releases the Owner from any liability for damage or loss to any persons or Property which occurs in connection with the Premises and its facilities, the grounds and parking lot. The Owner shall not be responsible for any loss of Tenant's property in the premises or stored in the building. Tenants are responsible for insuring their property against loss from water, fire, theft, etc. The Owner is not responsible for damages, inconvenience or fumigation costs due to insect infestation.

15. OWNER AND TENANT ADDRESS: Any notice respecting this Lease must be given to the Owner, at the Owner's office In Vancouver B.C. (or such other address as the Owner may after this date designate), and to the Tenant at the Premises. The Tenant agrees that any notice will only be effective upon the DATE OF ACTUAL RECEIPT at the Owner's rental office regardless of when mailed or sent by the Tenants.

16. MAINTENANCE COSTS: The Tenant shall be responsible for the cost of repairing plugged toilets, sinks and drains and for the cost of replacing all windows broken by Tenant or their guests. The Tenant shall be responsible for replacing light bulbs and fluorescent tubes in their Premises. The Tenant shall be responsible for damage caused by windows and doors being left open in inclement weather, including costs of repairing frozen pipes as well as repair and cleaning costs for damages caused by such broken pipes.

17. AID IN MAINTENANCE: The Tenant shall cooperate with the Owner in the care and maintenance of the Premises and Promptly report to the Owner any accident, break or defect in the water, heating or electrical systems of the Premises and its equipment generally, including smoke detectors.

18. INSPECTION: The Owner may, at any reasonable time, enter the Premises to make inspections, repairs or anytime in case of emergency. During the last month of the Lease, the Owner shall have the right to show the Premises to prospective Tenants. Such entry shall be made in accordance with the Landlord and Tenant Act.

19. UTILITIES: The Tenant shall be responsible for all charges for telephone and electricity not provided by the Owner.

20. CONDONING OF BREACH: Waiver by the Owner of any breach of any condition or rule committed by the Tenant herein shall not be construed as, a waiver of the Owner's right to exercise his option to give notice in respect of any subsequent breach of the same or other condition by the Tenant.

21. BREACH OF RULES: Any alleged infringement of a condition of this Lease brought to the notice of the Owner will be promptly investigated and his decision will govern.

RULES GOVERNING TENANT'S COVENANTS: Where, in the Owners opinion, the Tenant unnecessarily breaches any of the following rules such breach shall be deemed to be a substantial breach of the TENANT'S COVENANTS (ARTICLE 10) herein and the Owner shall have the remedies outlined in Article 11(a) hereof. The Rules are:

A. COMBUSTIBLES: No stores of any combustible or offensive goods, provisions or material shall be kept by the Tenant in the Premises.

B. GARBAGE: All refuse shall be securely wrapped and tied before being placed in garbage cans.

C. HALLS: The hallways, passages and stairs of the Premises shall be used for no purpose, other than going to and from the Premises. Tenant shall not in any way encumber with boxes or otherwise place or leave rubbish in the area used in common with other tenants. In accordance with Fire Regulations, halls must be kept free of all rubbers, mats, etc. and fire fighting equipment must not be interfered with.

D. ALTERATIONS: No structural alterations, painting, papering or redecorating shall be done by Tenant, without the written consent of the Owner.

E. WALLS: Tenant shall not drive nails, screws, hooks, etc., into or otherwise mutilate the walls, floors, ceiling or woodwork of the Premises.

F. No additional locks shall be placed upon any doors of the Premises, without the written consent at the Owner

G. WATER: The water shall not be left running unless in actual use.

H. ANIMALS No pets or animals of any sort shall be allowed or kept in or about me Premises.

I. WIRING: No wires for electric lights, television or radio connections, or otherwise, are to be introduced; nor the position of any existing wires altered.

J. SUBLET OR ASSIGN: The Tenant will not sublet, assign or re-lease the Premises without the consent of the management. Permission to sublet or assign shall not be unreasonably withheld:

K. RESIDENTIAL DWELLING: The Tenant will not at any time use the Premises as a residential dwelling.

L. SMOKE DETECTORS: The maintenance of smoke detectors supplied by the Owner is the sole responsibility of the Tenant. The Tenants acknowledge that smoke detectors are manufactured by third parties and therefore agrees that the Owner shall not be liable for any loss caused by the malfunction of a smoke detector. The Tenant will regularly test and inspect the smoke detectors.

M. OTHER RULES: The Tenant will obey any rules posted regarding the use and care of the building , parking lot and other facilities that are provided for the use of the tenants.

22. LEASE RENEWAL OPTION: The Tenant has the option to renew this Lease, upon its expiry, for another period of two years thereof, subject to the Tenant's and Owner's mutual negotiation and agreement of the new monthly lease cost. All other terms and conditions of this Lease Agreement shall remain the same.

23. This document is of no effect until signed by both the Owner and Tenant and a fully signed copy is delivered to the Tenant.

IN WITNESS WHEROF the parties have executed this Agreement, this 2nd day of November 2004.


OWNER:                                        TENANT:
543517 B.C. Ltd.                   SINO PHARMACEUTICALS CORPORATION

By: /s/                            By: /s/
Shabnam Aziz                       Mahmoud S. Aziz, President